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                                                                    EXHIBIT 23.3





                   CONSENT OF SIMAT HELLIESEN & EICHNER, INC.




                 We hereby consent to the use of our report dated March 1, 1997 included herein and to the reference to our firm under the headings "Business Appraisal of Lease Portfolio" and "Experts" in the Prospectus included herein.


March 13, 1997



                                        SIMAT HELLIESEN & EICHNER, INC.